                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           CABLE TV FUND 14-A, LTD.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  (1) Title of each class of securities to which transaction applies: Limited Partnership Interests
  (2) Aggregate number of securities to which transaction applies: 160,000
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Pursuant to Rule 0-11(c)(2), the transaction valuation is based upon the $23,000,000 sales price that is to be paid to Cable TV Fund 14-A, Ltd. in connection with the transaction that is the subject of the proxy solicitation.
  (4) Proposed maximum aggregate value of the transaction to the Registrant:
      $23,000,000
  (5) Total fee paid: $4,600

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1) Amount Previously Paid:
  (2) Form, Schedule or Registration Statement No.:
  (3) Filing Party:
  (4) Date Filed:

Notes:

                        [JONES INTERCABLE, INC. LOGO]

                           9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

      NOTICE OF VOTE OF THE LIMITED PARTNERS OF CABLE TV FUND 14-A, LTD.

To the Limited Partners of Cable TV Fund 14-A, Ltd.:

  A special vote of the limited partners of Cable TV Fund 14-A, Ltd. (the "Partnership") is being conducted through the mails on behalf of the Partnership by Jones Intercable, Inc., the general partner of the Partnership (the "General Partner"), for the purpose of obtaining limited partner approval of the sale, to TCI Communications, Inc. or one of its affiliates, of the cable television system serving areas in and around Naperville, Illinois (the "Naperville System") owned by the Partnership for $23,000,000 in cash, subject to customary working capital closing adjustments that may have the effect of increasing or decreasing the sales price by a non-material amount. Information relating to this matter is set forth in the accompanying Proxy Statement.

  If the limited partners approve the proposed sale of the Naperville System and if the transaction is closed, the Partnership will pay a brokerage fee totaling $575,000 (representing 2.5 percent of the sales price) to The Jones Group, Ltd., a subsidiary of the General Partner, for acting as a broker in this transaction, settle working capital adjustments and deposit $696,000 into an indemnity escrow account, and then the Partnership will distribute the approximate $21,000,000 of net sale proceeds to the partners of record as of the closing date of the sale of the Naperville System. Because at the time of the Naperville System's sale the distributions made to the limited partners from the prior sales of other cable television systems owned by the Partnership will have returned to limited partners more than 125 percent of the amounts originally contributed to the Partnership by the limited partners, the net proceeds from the sale of the Naperville System will be allocated 75 percent to the limited partners ($15,750,000) and 25 percent to the General Partner ($5,250,000). The $15,750,000 distribution to the limited partners will give the limited partners a return of $98 for each $500 limited partnership interest, or $196 for each $1,000 invested in the Partnership. Distribution checks will be issued to limited partners' account registration or payment instruction of record.

  In addition to the Naperville System, the Partnership owns and operates the cable television system serving areas in and around Buffalo, Minnesota (the "Buffalo System") and the cable television system serving areas in and around Calvert County, Maryland (the "Calvert County System"), both of which also are in various stages of being sold. The General Partner currently anticipates that the Buffalo System and the Calvert County System will be sold prior to the closing of the sale of the Naperville System, but the actual order of the various closings may change depending upon a variety of timing factors not in the General Partner's control. The Partnership also has owned a 27 percent interest in the Cable TV Fund 14-A/B Venture (the "Venture"). The Venture owned and operated the cable television system serving certain areas in Broward County, Florida (the "Broward System") until its sale in March 1998. From the Venture's sale of the Broward System, the Partnership received $25,484,569, representing 27 percent of the net sale proceeds. In April 1998, the Partnership distributed this amount to its limited partners of record as of March 31, 1998. This distribution represented $159 for each $500 limited partnership interest or $318 for each $1,000 invested in the Partnership.

  The Partnership has agreed to sell the Calvert County System to a subsidiary of the General Partner for a sales price of $39,388,667. The closing of the sale of the Calvert County System, which is expected to occur in the first quarter of 1999, will be subject to several conditions, including necessary governmental and other third party consents and the approval of the holders of a majority of the limited partnership interests in a separate proxy vote to be conducted by the General Partner later this year. Upon the sale of the Calvert County System, the Partnership intends to distribute approximately $19,300,000 of the net sale proceeds to the Partnership's limited partners of record as of the closing date of the sale of the Calvert County System. This distribution will represent $121 for each $500 limited partnership interest or $242 for each $1,000 invested in the Partnership.

  The Partnership has also agreed to sell its Buffalo System to an unaffiliated party for a sales price of $27,000,000. The closing of the sale of Buffalo System, which is expected to occur in the first quarter of 1999, also will be subject to several conditions, including the Partnership and the prospective buyer negotiating a definitive asset purchase agreement, necessary governmental and other third party consents and the approval of the holders of a majority of the limited partnership interests of the Partnership in a separate proxy vote to be conducted by the General Partner later this year. Upon the sale of the Buffalo System, which is expected to follow the sale of the Calvert County System and precede the sale of the Naperville System, the Partnership expects to distribute the net sale proceeds of $21,600,000 to the Partnership's partners of record as of the closing date of the sale of the Buffalo System. Because the distribution to the limited partners from the sale of the Buffalo System, together with the distributions that have been or will be made to the limited partners of the Partnership from the prior cable television system sales, will return to the limited partners more than 125 percent of the capital they initially contributed to the Partnership, the General Partner will receive a general partner distribution from the proceeds of the sale of the Buffalo System. It is estimated that the limited partners, as a group, will receive $21,367,000 from the sale of the Buffalo System and that the General Partner will receive a general partner distribution of $233,000 from the net sale proceeds. The limited partner distribution from the sale of the Buffalo System will represent $134 for each $500 limited partnership interest or $268 for each $1,000 invested in the Partnership.

  Portions of the proceeds from the Buffalo System sale and the Naperville System sale will be held in indemnity escrow accounts for varying periods in 1999 following the closings of the sales. After the distribution of the amounts, if any, remaining in the indemnity escrow accounts, the Partnership will be liquidated and dissolved, most likely in the fourth quarter of 1999. Taking into account the distributions that have been or will be made to the limited partners of the Partnership from all of the prior and pending cable television system sales (excluding escrowed proceeds), the General Partner estimates that the limited partners of the Partnership will have received a total return of $728 for each $500 limited partnership interest or $1,456 for each $1,000 invested in the Partnership at the time that the Partnership is liquidated and dissolved.

  Only limited partners of record at the close of business on October 15, 1998 are entitled to notice of, and to participate in, this vote of limited partners. It is very important that all limited partners participate in the voting. The Partnership's ability to complete the transaction discussed in the Proxy Statement and the Partnership's ability to make a distribution to its partners of the net proceeds of the sale of the Naperville System are dependent upon the approval of the transaction by the holders of a majority of the Partnership's limited partnership interests.

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership Agreement requires that the proposal to sell the Naperville System be approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. A properly executed consent returned to the General Partner on which a limited partner does not mark a vote will be counted as a vote for the proposed sale of the Naperville System. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the Naperville System, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive a distribution of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  Jones Intercable, Inc., as general partner of the Partnership, urges you to sign and return the enclosed proxy as promptly as possible. The proxy should be returned in the enclosed envelope.

                                          JONES INTERCABLE, INC.
                                          General Partner

                                          /s/ ELIZABETH M. STEELE
                                          Elizabeth M. Steele
                                          Secretary

Dated: October 30, 1998

                       [LOGO OF JONES INTERCABLE, INC.]

                           9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112


                                PROXY STATEMENT

                         VOTE OF THE LIMITED PARTNERS
                          OF CABLE TV FUND 14-A, LTD.

  This Proxy Statement is being furnished in connection with the solicitation of the written consents of the limited partners of Cable TV Fund 14-A, Ltd. (the "Partnership") by Jones Intercable, Inc., the general partner of the Partnership (the "General Partner"), on behalf of the Partnership, for the purpose of obtaining limited partner approval of the sale of the cable television system serving areas in and around Naperville, Illinois (the "Naperville System") owned by the Partnership for $23,000,000 in cash, subject to normal working capital closing adjustments, to TCI Communications, Inc. or one of its affiliates ("TCI"). TCI is not an affiliate of the Partnership or of the General Partner.

  Proxies in the form enclosed, properly executed and duly returned, will be voted in accordance with the instructions thereon. Limited partners are urged to sign and return the enclosed proxy as promptly as possible. Proxies cannot be revoked except by delivery of a proxy dated as of a later date. Officers and other employees of the General Partner may solicit proxies by mail, by fax, by telephone or by personal interview. The deadline for the receipt of proxy votes is December 15, 1998, unless extended, but the vote of the Partnership's limited partners will be deemed to be concluded on the date, at least 20 business days from the date the proxy materials are sent to limited partners, that the General Partner, on behalf of the Partnership, is in receipt of proxies executed by the holders of a majority of the limited partnership interests either consenting to or disapproving of the proposed transaction. The General Partner may extend the deadline for receipt of proxy votes if a majority of the limited partners fail to express an opinion on the transaction by December 15, 1998. If the General Partner extends the deadline for receipt of proxy votes, the limited partners will be informed by mail of the reason for the extension and the new deadline. The cost of the proxy solicitation will be paid by the Partnership.

  The Partnership has only one class of limited partners and no limited partner has a right of priority over any other limited partner. The participation of the limited partners is divided into limited partnership interests and each limited partner owns one limited partnership interest for each $500 of capital contributed to the Partnership.

  As of October 15, 1998, the Partnership had 160,000 limited partnership interests outstanding, held by 11,197 persons. There is no established trading market for such interests. To the best of the General Partner's knowledge, no person or group of persons beneficially own more than five percent of the limited partnership interests. During the past several years, Smithtown Bay, LLC and Madison Partnership Liquidity Investors 46, LLC, two firms unaffiliated with the Partnership, the General Partner and each other, have conducted tender offers for interests in the Partnership. As of October 15, 1998, Smithtown Bay, LLC and its affiliates owned 962 limited partnership interests, or 0.6 percent of the limited partnership interests. As of such date, Madison Partnership Liquidity Investors 46, LLC and its affiliates owned 7,838 limited partnership interests, or 4.9 percent of the limited partnership interests. Pursuant to the terms of agreements between the Partnership and the General Partner and such firms, all of the limited partnership interests held by these firms will be voted in the same manner as the majority of all limited partners who vote on the sale of the Naperville System. Thus, for example, if the limited partnership interests voted in favor of the transaction constitute a majority of all limited partnership interests voted but not a majority of all limited partnership interests, these firms will be required to vote their limited partnership interests in favor of the transaction, and in such event the votes of these firms could be sufficient to cause the transaction to be approved by a majority of all limited partnership interests, which is the vote necessary to cause the transaction to be approved. The General Partner owns 240 limited partnership interests. The limited partnership interests owned by the General Partner will be voted in favor of the sale of the Naperville System to TCI. The officers and directors of the General Partner do not own any limited partnership interests. Only limited partners of record at the close of business on October 15, 1998 will be entitled to notice of, and to participate in, the vote.

  Upon the consummation of the proposed sale of the Naperville System, the Partnership will pay a brokerage fee totaling $575,000 (representing 2.5 percent of the sales price) to The Jones Group, Ltd., a subsidiary of the General Partner, for acting as a broker in this transaction, settle working capital adjustments and deposit $696,000 into an indemnity escrow account, and then the Partnership will distribute the approximate $21,000,000 of net sale proceeds to its partners of record as of the closing date of the sale of the Naperville System. Because at the time of the Naperville System's sale in the first quarter of 1999 the distributions made to the limited partners from the prior sales of other cable television systems owned by the Partnership will have returned to the limited partners more than 125 percent of the amounts originally contributed to the Partnership by the limited partners, the net proceeds from the sale of the Naperville System will be allocated 75 percent to the limited partners ($15,750,000) and 25 percent to the General Partner ($5,250,000). As a result of the Naperville System's sale, the limited partners of the Partnership will receive a $15,750,000 distribution, or $98 for each $500 limited partnership interest, or $196 for each $1,000 invested in the Partnership. Distribution checks will be issued to limited partners' account registration or payment instruction of record.

  In addition to the Naperville System, the Partnership owns and operates the cable television system serving areas in and around Buffalo, Minnesota (the "Buffalo System") and the cable television system serving areas in and around Calvert County, Maryland (the "Calvert County System"), both of which also are in various stages of being sold. The General Partner currently anticipates that the Buffalo System and the Calvert County System will be sold prior to the closing of the sale of the Naperville System, but the actual order of the various closings may change depending upon a variety of timing factors not in the General Partner's control. The Partnership also has owned a 27 percent interest in the Cable TV Fund 14-A/B Venture (the "Venture"). The Venture owned and operated the cable television system serving certain areas in Broward County, Florida (the "Broward System") until its sale in March 1998. From the Venture's sale of the Broward System, the Partnership received $25,484,569, representing 27 percent of the net sale proceeds. In April 1998, the Partnership distributed this amount to its limited partners of record as of March 31, 1998. This distribution represented $159 for each $500 limited partnership interest or $318 for each $1,000 invested in the Partnership.

  The Partnership has agreed to sell the Calvert County System to a subsidiary of the General Partner for a sales price of $39,388,667. The closing of the sale of the Calvert County System, which is expected to occur in the first quarter of 1999, will be subject to several conditions, including necessary governmental and other third party consents and the approval of the holders of a majority of the limited partnership interests in a separate proxy vote to be conducted by the General Partner later this year. Upon the sale of the Calvert County System, the Partnership intends to distribute approximately $19,300,000 of the net sale proceeds to the Partnership's limited partners of record as of the closing date of the sale of the Calvert County System. This distribution will represent $121 for each $500 limited partnership interest or $242 for each $1,000 invested in the Partnership.

  The Partnership has also agreed to sell its Buffalo System to an unaffiliated party for a sales price of $27,000,000. The closing of the sale of Buffalo System, which is expected to occur in the first quarter of 1999, also will be subject to several conditions, including the Partnership and the prospective buyer negotiating a definitive asset purchase agreement, necessary governmental and other third party consents and the approval of the holders of a majority of the limited partnership interests of the Partnership in a separate proxy vote to be conducted by the General Partner later this year. Upon the sale of the Buffalo System, which is expected to follow the sale of the Calvert County System and precede the sale of the Naperville System, the Partnership expects to distribute the net sale proceeds of $21,600,000 to the Partnership's partners of record as of the closing date of the sale of the Buffalo System. Because the distribution to the limited partners from the sale of the Buffalo System, together with the distributions that have been or will be made to the limited partners of the Partnership from the prior cable television system sales, will return to the limited partners more than 125 percent of the capital they initially contributed to the Partnership, the General Partner will receive a general partner distribution from the proceeds of the sale of the Buffalo System. It is estimated that the limited partners, as a group, will receive $21,367,000 from the sale of the Buffalo System and that the General Partner will receive a general partner distribution of $233,000 from the net sale proceeds. The limited partner distribution from the sale of the Buffalo System will represent $134 for each $500 limited partnership interest or $268 for each $1,000 invested in the Partnership.

  Portions of the proceeds from the Buffalo System sale and the Naperville System sale will be held in indemnity escrow accounts for varying periods in 1999 following the closings of the sales. After the distribution of the amounts, if any, remaining in the indemnity escrow accounts, the Partnership will be liquidated and dissolved, most likely in the fourth quarter of 1999. Taking into account the distributions that have been or will be made to the limited partners of the Partnership from all of the prior and pending cable television system sales (excluding escrowed proceeds), the General Partner estimates that the limited partners of the Partnership will have received a total return of $728 for each $500 limited partnership interest or $1,456 for each $1,000 invested in the Partnership at the time that the Partnership is liquidated and dissolved.

  It is anticipated that, at the time of its sale, the Naperville System will be the Partnership's only asset. After the sale of the Naperville System and after the termination of the indemnity escrow period on November 15, 1999, the Partnership will be liquidated and dissolved. The Partnership will cease to be a public entity subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), when the Partnership is liquidated and dissolved, most likely before the end of 1999.

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership's limited partnership agreement (the "Partnership Agreement") requires that the proposal to sell the Naperville System be approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. A properly executed consent returned to the General Partner on which a limited partner does not mark a vote will be counted as a vote for the proposed sale of the Naperville System. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the Naperville System, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive a distribution of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  The Board of Directors of the General Partner approved the proposed sale of the Naperville System and the General Partner therefore recommends approval of the transaction by the holders of the Partnership's limited partnership interests.

  The approximate date on which this Proxy Statement and Form of Proxy are being sent to limited partners is October 30, 1998.

                            PARTNERSHIP INFORMATION

THE PARTNERSHIP'S INVESTMENT OBJECTIVES

  The Partnership was formed to acquire, develop, operate and, ultimately, sell cable television systems. The primary objectives of the Partnership have been to obtain capital appreciation in the value of the Partnership's cable television properties; to obtain equity build-up through debt reduction; and to generate tax losses that could be utilized to offset passive income. It was contemplated from the outset of the Partnership's existence that capital appreciation in Partnership cable television properties would be converted to cash by a sale of such properties at such time as the General Partner determined that the Partnership's investment objectives had substantially been achieved and after a holding period of five to seven years.

  The Partnership was formed in February 1987 as a Colorado limited partnership in connection with a public offering of its limited partnership interests. Sales of limited partnership interests in the Partnership commenced on December 3, 1986 and closed on August 14, 1987. The Partnership raised gross offering proceeds of $80,000,000. The Partnership acquired the Naperville System in September 1987.

  Based upon the track record of prior public partnerships sponsored by the General Partner that had liquidated or were in the process of liquidating their assets during the period that limited partnership interests in the Partnership were being sold, and based upon disclosures made to prospective investors about the Partnership's investment objectives in the Cable TV Fund 14 Limited Partnership Program prospectus and in the accompanying sales brochure, investors in the Partnership reasonably could have anticipated that the Partnership's investment objectives would be achieved and its assets liquidated after a holding period of approximately five to seven years. Due to the uncertain and then adverse regulatory environment that developed in the mid 1990s for the cable television industry, the resulting decline in the prices for cable television systems and the subsequent inactivity in the cable television system marketplace, the General Partner determined that it would be prudent to delay the sale of the Naperville System until market conditions improved and, as a result, the Naperville System has been held by the Partnership for over 11 years.

  The purpose of the sale of the Naperville System, from the Partnership's perspective, is to attain the Partnership's primary investment objective with respect to the Naperville System, i.e., to convert the Partnership's capital appreciation in the Naperville System to cash. The sale proceeds will be used to pay certain fees and expenses of the transaction, settle working capital adjustments and deposit funds into an indemnity escrow account, and then the remaining sale proceeds will be distributed to the partners of the Partnership of record as of the closing date of the sale of the Naperville System in accordance with the distribution procedures established by the Partnership Agreement. The sale of the Naperville System is thus the necessary final step in the Partnership's accomplishment of its investment objectives with respect to the Naperville System.

  All distributions of the Partnership from the proceeds of the sales of cable television systems are to be distributed 100 percent to the limited partners until the limited partners receive amounts equal to 125 percent of their initial capital contributions, and thereafter all such distributions are to be shared 75 percent to the limited partners and 25 percent to the General Partner. Because the limited partners of the Partnership already will have received distributions in an amount in excess of 125 percent of their initial capital contributions by the time the Naperville System is sold, the sharing arrangement between the limited partners and the General Partner will be triggered. The limited partners, as a group, will receive $15,750,000 of the Naperville System's net sale proceeds and the General Partner will receive $5,250,000 of the Naperville System's net sale proceeds. The distribution to limited partners will provide the limited partners with a return of $98 for each $500 limited partnership interest or $196 for each $1,000 invested in the Partnership.

VOTING PROVISION OF THE PARTNERSHIP AGREEMENT

  Section 2.2(k) of the Partnership Agreement provides that the sale of all or substantially all of the Partnership's assets is subject to the approval of the holders of a majority of the Partnership's limited partnership interests. Because the Naperville System should be the Partnership's sole remaining asset at the time of its sale, the proposed sale of the Naperville System to TCI is being submitted for limited partner approval.

                            PROPOSED SALE OF ASSETS

GENERAL

  Pursuant to the terms and conditions of an asset purchase agreement dated as of August 7, 1998 (the "Asset Purchase Agreement") by and between the Partnership and TCI, the Partnership has agreed to sell the Naperville System to TCI for a sales price of $23,000,000, subject to customary working capital closing adjustments. TCI is a Delaware corporation headquartered at 5619 DTC Parkway, Englewood, Colorado 80111. TCI is not an affiliate of the Partnership or of the General Partner. The Partnership has been informed that TCI intends to finance its acquisition of the Naperville System through cash on hand and borrowings.

THE CLOSING

  The closing of the sale of the Naperville System is scheduled to occur during the first quarter of 1999 after the closings of the sales of the Calvert County System and the Buffalo System. Because the closing is conditioned upon, among other things, the approval of the limited partners of the Partnership and the receipt of material third party consents necessary for the transfer of the Naperville System to TCI, there can be no assurance that the proposed sale will occur. See "Proposed Sale of Assets, Conditions to Closing" for a description of the material consents necessary for the transfer of the Naperville System to TCI.

THE NAPERVILLE SYSTEM

  The assets to be acquired by TCI consist primarily of the tangible and intangible assets of the Naperville System. The Naperville System was purchased by the Partnership from the General Partner in September 1987 for a purchase price of $24,585,000, the purchase price that the General Partner paid an unaffiliated third party to acquire the Naperville System for the Partnership's account in May 1987, and the Partnership reimbursed the General Partner for the costs incurred by the General Partner for capital expenditures made by the General Partner during the period that it held these systems for the Partnership's account and the amount of operating and interest expenses in excess of operating receipts incurred by the General Partner from the date of its acquisition of the Naperville System for the Partnership's account in May 1987 through the end of September 1987, when the Naperville System was transferred to the Partnership. The Partnership also paid an acquisition fee of $983,400 (representing 4 percent of the purchase price) to The Jones Group, Ltd. as compensation to it for acting as the broker in the transaction. At acquisition in September 1987, the Naperville System served approximately 10,875 basic equivalent subscribers and had 12,695 premium units using 253 miles of cable plant passing approximately 19,030 homes.

  The Naperville System currently is operated from one headend, with approximately 90 percent of the system at 450 MHz and the remaining 10 percent of the system at 550 MHz. The Naperville System has a total of 476 miles of cable plant (with 375 miles underground and 101 miles aerial) passing approximately 45,000 homes. At closing, the Naperville System is expected to have approximately 19,000 basic equivalent subscribers and 9,700 premium units. The Naperville System's basic penetration rate at closing is expected to be 42.7 percent. These statistics reflect the overbuild of the Naperville System by Ameritech and the resulting loss of subscribers to the competing Ameritech cable system. The Naperville System had annual revenues in 1997 of $9,372,000 and annual cash flow of $2,688,000. The Naperville System is projected to have annual revenues in 1998 of $8,770,000 and annual cash flow of $2,335,000. Declining revenues and cash flow are the result of the intense competition the Naperville System is facing from the overbuilder Ameritech. The $23,000,000 sale price therefore represents 8.6 times 1997 cash flow and
9.9 times projected 1998 cash flow, and it also represents a sales price of $1,211 per subscriber. The most recent independent appraisal of the Naperville System's fair market value, which was completed at the direction of the General Partner in July 1997, valued the Naperville System at $24,747,000. The proposed sales price of $23,000,000 is less than this most recent independent fair market value appraisal. The General Partner attributes this difference to the increased threat of competition from Ameritech since the date of the most recent appraisal.

  TCI will purchase all of the tangible assets of the system that are leased or owned by the Partnership and used in the operation of the system, including the system's real estate, vehicles, headend equipment, underground and aboveground cable distribution systems, towers, earth satellite receive stations and furniture and fixtures. TCI also will acquire certain of the intangible assets of the system, including all of the franchises, leases, agreements, permits, licenses and other contracts and contract rights necessary for the operation of the system. Also included in the sale are the subscriber accounts receivable of the system and all of the system's records, files, schematics, maps, reports, promotional graphics, marketing materials and reports filed with federal, state and local regulatory agencies. The foregoing notwithstanding, certain of the system's assets will be retained by the Partnership, including cash or cash equivalents on hand and in banks, insurance policies, and any federal, state or local income or other tax refunds to which the Partnership may be entitled.

SALES PRICE

  Subject to the closing adjustments described below, the sales price for the Naperville System is $23,000,000. The Asset Purchase Agreement provides for closing adjustments that may increase or reduce the sales price by a non-material amount.

  Adjustments on a pro rata basis as of the closing date will be made for all prepaid expenses (to the extent the full benefit thereof will be realized by TCI within twelve months after the closing date), accrued expenses (including real and personal property taxes and the economic value of all accrued vacation time permitted by TCI's policies to be taken after the closing date by the employees of the Naperville System hired by TCI), prepaid income, subscriber prepayments and accounts receivable related to the Naperville System, all as determined in accordance with GAAP consistently applied and to reflect the principle that all expenses and income attributable to the Naperville System for the period prior to the closing date are for the account of the Partnership and all expenses and income attributable to the Naperville System for the period on and after the closing date are for the account of TCI.

  The Partnership will receive no credit for any accounts receivable resulting from (a) cable service sales any portion of which is 60 days or more past due as of the closing date, (b) subscribers whose accounts are inactive or whose services are pending disconnection for any reason as of the closing date or
(c) advertising sales any portion of which is 120 days or more past due as of the closing date. TCI's account will be credited for the amount of all advance payments to, or funds of third parties on deposit with, the Partnership as of the closing date, relating to the Naperville System, including advance payments and deposits by subscribers served by the Naperville System for converters, encoders, decoders, cable television service and related sales, and the liability therefore will be assumed by TCI.

  If the number of basic equivalent subscribers delivered to TCI at closing is less than 19,000, the sales price will be reduced by an amount equal to $1,211 multiplied by the number by which the number of basic equivalent subscribers is less than 19,000. The Partnership will not have an obligation to close the sale if the sales price would be reduced pursuant to this adjustment by an amount greater than $1,816,500. TCI will not have an obligation to close if the number of basic equivalent subscribers at closing is less than 17,500.

  The General Partner believes that these closing adjustments will neither increase nor decrease the sales price by a material amount. Please see the Notes to Unaudited Pro Forma Financial Statements for a detailed accounting of the General Partner's current best estimate of the anticipated closing adjustments.

CONDITIONS TO THE CLOSING OF THE SALE

  The obligations of both the Partnership and TCI to consummate the closing are subject to the satisfaction or waiver of the following conditions: (a) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") relating to the transactions contemplated by the Asset Purchase Agreement shall have expired or been terminated; (b) no action, suit or proceeding is pending or threatened by or before any governmental authority and no legal requirement has been enacted, promulgated or issued or become or deemed applicable to any of the transactions contemplated by the Asset Purchase Agreement by any governmental authority that would (i) prohibit TCI's ownership or operation of all or a material portion of the Naperville System, its business or its assets, (ii) compel TCI to dispose of or hold separate all or a material portion of the Naperville System, its business or its assets as a result of any of the transactions contemplated by the Asset Purchase Agreement, (iii) if determined adversely to TCI's interest, materially impair the ability of TCI to realize the benefits of the transactions contemplated by the Asset Purchase Agreement or have a material adverse effect on the right of TCI to exercise full rights of ownership of the Naperville System or (iv) prevent or make illegal the consummation of any of the transactions contemplated by the Asset Purchase Agreement; and (c) the holders of a majority of the limited partnership interests of the Partnership shall have voted to approve the Partnership's sale of the Naperville System to TCI.

  The obligation of TCI to consummate the closing is further subject to the satisfaction or waiver of other customary conditions, including the following conditions: (a) all of the representations and warranties of the Partnership in the Asset Purchase Agreement and any related document are, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, are true and correct in all material respects, in each case on and as of the closing date with the same effect as if made at and as of the closing date, except for changes permitted or contemplated by the Asset Purchase Agreement; (b) the Partnership has performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions in the Asset Purchase Agreement and any related document to be performed or complied with by the Partnership at or before the closing; (c) the Partnership has delivered to TCI a bill of sale, a special warranty deed related to the Naperville System's real estate, an assignment and assumption of contracts, assignments of leases, a guarantee signed by the General Partner, motor vehicle title certificates and such other transfer instruments as TCI may deem necessary or advisable to transfer the assets of the Naperville System to TCI and to perfect TCI's rights in such assets, a legal opinion of the General Partner's general counsel, evidence satisfactory to TCI that all encumbrances affecting any of the Naperville System's assets have been terminated and released, title insurance commitments, the indemnity escrow agreement and such other closing agreements as TCI may reasonably request in connection with the transactions contemplated by the Asset Purchase Agreement; (d) the Partnership has delivered to TCI evidence, in form and substance satisfactory to TCI, that all of the required consents to the transaction, including without limitation, all consents of franchising authorities, have been obtained or given (or deemed to have been given) and are in full force and effect; (e) the environmental reports prepared by the Partnership and delivered to TCI and any other environmental audits or assessments conducted with respect to the Naperville System's assets do not indicate the existence of any conditions that could reasonably be expected to give rise to any material risk of liability; (f) there has not been any material adverse change in the business or the assets of the Naperville System since the date of the Asset Purchase Agreement other than any material adverse change caused by or arising from other multiple channel distribution services or any material adverse change affecting the United States cable television industry as a whole, including any change arising from legislation, litigation, rulemaking, regulation or competition; (g) as of the closing date the Naperville System has no fewer than 17,500 basic equivalent subscribers;
(h) the cable television franchise of the Naperville System granted by the City of Naperville shall be renewed on terms and conditions reasonably satisfactory to TCI and the Partnership; and (i) the closing of TCI's sale of certain systems in a separate transaction to permit TCI to accomplish a like-kind exchange under Section 1031 of the Internal Revenue Code shall have occurred; provided, however, if this last condition shall not have occurred on or before the day that is nine months after the date of the Asset Purchase Agreement, this condition shall no longer be a condition to the obligations of TCI to consummate the transactions contemplated by the Asset Purchase Agreement. To the extent that the Partnership must obtain a renewal of the Naperville cable television franchise, any such renewal shall be on terms and conditions reasonably satisfactory to TCI and the Partnership evaluated in the context of similarly situated franchises in the greater Chicago metropolitan area, including the franchise granted by the City of Naperville to Ameritech, the overbuilder and operator of the cable system competing with the Naperville System in the City of Naperville. The Partnership and TCI will allocate the costs associated with obtaining such renewal between them. The Partnership is obligated, however, to bear all costs required to remedy any item of noncompliance with the terms of the Naperville franchise or to meet any current obligation under the terms of the Naperville franchise in connection with obtaining the renewal, including any costs associated with the litigation involving the Partnership and the City of Naperville relating to the Partnership's claims against the City of Naperville in connection with its grant of a cable television franchise to Ameritech and the City of Naperville's counterclaims against the Partnership.

  The obligation of the Partnership to consummate the closing is further subject to the satisfaction or waiver of other customary conditions, including the following conditions: (a) all of the representations and warranties of TCI contained in the Asset Purchase Agreement and any related document are, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, are true and correct in all material respects, in each case on and as of the closing date with the same effect as if made on and as of the closing date, except for changes permitted or contemplated by the Asset Purchase Agreement; (b) TCI has performed in all material respects all obligations and agreements and has complied in all material respects with all covenants and conditions in the Asset Purchase Agreement and any related document to be performed or complied with by TCI at or before the closing; (c) TCI has delivered to the Partnership the purchase price for the Naperville System a bill of sale, an assignment and assumption of contracts, a legal opinion of TCI's counsel, the indemnity escrow agreement and such other documents as the Partnership may reasonably request in connection with the transactions contemplated by the Asset Purchase Agreement; and (d) as of the closing date, either the Naperville System shall have no fewer than 17,500 basic equivalent subscribers or TCI shall agree to limit the sales price reduction due to a basic equivalent subscriber shortfall to $1,816,500.

GUARANTEE AND COVENANTS TO TCI

  In order to induce TCI to enter into the Asset Purchase Agreement, the General Partner will execute and deliver to TCI a guarantee by which the General Partner will guarantee all of the liabilities and obligations of the Partnership to TCI under the Asset Purchase Agreement. TCI informed the General Partner that it would be unwilling to enter into the Asset Purchase Agreement without having received the General Partner's guarantee. The General Partner received no payment from the Partnership in return for giving this guarantee.

  The parties have agreed that neither the Partnership, nor the General Partner, nor any of their respective affiliates, nor any of their respective representatives or agents shall, directly or indirectly, solicit or initiate discussions or negotiations with or provide any information to, any entity concerning the sale of the Naperville System so long as the Asset Purchase Agreement is in effect. The General Partner agreed with TCI that the General Partner would prepare and, as soon as practicable, and in any event within 60 days after the date of the Asset Purchase Agreement, file with the Securities and Exchange Commission a preliminary proxy statement comprising preliminary proxy materials of the Partnership under the Exchange Act with respect to the transactions contemplated by the Asset Purchase Agreement.

  In addition, the Partnership has agreed with TCI that the Partnership will perform certain customary covenants, including the following covenants: (a) the Partnership has agreed to give TCI and its counsel, accountants and other representatives full access during normal business hours upon reasonable notice to all of the premises and books and records of the business and assets of the Naperville System and to the Naperville System's personnel and the Partnership has agreed to furnish to TCI and its representatives all documents, financial information and other information regarding the business and assets of the Naperville System as TCI may reasonably request; (b) the Partnership has agreed to conduct the business and operations of the Naperville System in the usual, regular and ordinary course consistent with past practices and in material compliance with the Naperville System's 1998 operating and capital budgets; (c) the Partnership has agreed to maintain the assets of the Naperville System in good repair, order and condition and to maintain equipment and inventory at historical levels consistent with past practices (and will have at least a 30-day supply of inventory on hand for the Naperville System at closing) and to maintain in full force and effect insurance policies with respect to the Naperville System in such amounts and with respect to such risks as is customarily maintained by operators of cable television systems of the size and geographic location as the Naperville System and to continue to implement its procedures for disconnection and discontinuance of service to subscribers whose accounts are delinquent in accordance with those procedures in effect on the date of the Asset Purchase Agreement; (d) the

Partnership has agreed that without the prior approval of TCI, the Partnership will not (i) change the rates charged for its cable television services or add, delete, re-tier or repackage any programming services except to the extent required by law, (ii) make any cost of service elections with respect to the Naperville System, (iii) sell, transfer or assign any portion of the assets other than sales in the ordinary course of business or permit the creation of any encumbrance on any asset of the Naperville System other than an encumbrance that will be released at or prior to closing, (iv) modify in any material respect, terminate, suspend or abrogate any governmental permits or any other contract or agreement with respect to the Naperville System, (v) enter into any contract or commitment or incur any indebtedness or other liability or obligation of any kind relating to the Naperville System involving an expenditure in excess of $25,000 under a single contract or commitment, or $50,000 in the aggregate under all such contracts and commitments, other than contracts or commitments that are cancelable on 30 days' notice or less without penalty, (vi) take or omit to take any action that would result in any of its representations or warranties in the Asset Purchase Agreement or in any related document not being true and correct when made or as of the closing date, (vii) engage in any marketing, subscriber installation or collection practices that are inconsistent with past practices other than marketing and/or installation practices that are reasonably necessary to match offers being made by any competitor of the Naperville System or (viii) enter into any agreement with or commitment to any competitive access providers with respect to the Naperville System; (e) the Partnership has agreed with TCI that it will duly and timely file a valid notice of renewal with the appropriate governmental authorities with respect to all cable television franchises of the Naperville System that will expire within 36 months after any date between the date of the Asset Purchase Agreement and the closing date; (f) the Partnership has agreed to pay the remaining balances on any leases for vehicles or capital leases on equipment to be included in the equipment to be delivered at closing and the Partnership has agreed to deliver title to such vehicles and equipment free and clear of all encumbrances to TCI at the closing; (g) the Partnership has agreed that it will use commercially reasonable efforts to obtain in writing as promptly as possible and at its expense, all consents, authorizations and approvals required to be obtained by the Partnership in connection with the sale of the Naperville System to TCI, in form and substance reasonably satisfactory to TCI, and the Partnership has agreed to deliver to TCI copies of such consents, authorizations and approvals promptly after they are obtained by the Partnership; (h) the Partnership has agreed to work with TCI to deliver, no later than 30 days after the date of the Asset Purchase Agreement, to the appropriate governmental authority requests for the necessary consents to transfer the Naperville System's governmental permits to operate the cable television systems; (i) the Partnership has agreed that it will use commercially reasonable efforts and TCI has agreed that it will cooperate with and assist the Partnership in all reasonable respects (including attendance at meetings and hearings before local franchising authorities) to have the Naperville cable television franchise renewed on terms and conditions reasonably satisfactory to TCI and the Partnership, which terms and conditions shall be evaluated by TCI and the Partnership in the context of extensions and renewals of similarly situated franchises in the greater Chicago metropolitan area, including the franchise granted by the City of Naperville to Ameritech, and the Partnership has agreed to bear all costs required to remedy any item of noncompliance with the terms of any franchise or to meet current obligations under the terms of any franchise in connection with obtaining such extension or renewal, including any costs associated with the litigation between the Partnership and the City of Naperville, and TCI has agreed to bear all costs associated with commitments made for capital expenditures to be made after the closing date related to obtaining an extension or renewal; (j) the Partnership has agreed that, within 60 days after the date of the Asset Purchase Agreement, it will, at its expense, obtain and deliver to TCI for each parcel of real property owned by the Partnership, an environmental site assessment report prepared by a nationally known environmental engineering firm reasonably satisfactory to TCI; and (k) the Partnership and TCI have agreed that they will cooperate with each other in order that the transactions contemplated by the Asset Purchase Agreement may be accomplished as part of a deferred exchange pursuant to Section 1031 of the Internal Revenue Code and applicable Treasury Regulations.

INDEMNITY ESCROW

  From the closing date until November 15, 1999, $696,000 of the sale proceeds will remain in escrow as security for the Partnership's agreement to indemnify TCI under the Asset Purchase Agreement. Pursuant to the terms of the Asset Purchase Agreement, the Partnership has agreed to indemnify and hold TCI harmless from all losses resulting from or arising out of (i) any breach of any representation or warranty made by the Partnership in the Asset Purchase Agreement or in the related documents delivered by the Partnership to TCI in connection with the closing of the sale of the Naperville System, (ii) any breach of any covenant, agreement or obligation of the Partnership contained in the Asset Purchase Agreement or in any of the related documents delivered by the Partnership to TCI in connection with the closing of the sale of the Naperville System, (iii) any act or omission of the Partnership with respect to, or any event or circumstance related to, the ownership or operation of the Naperville System or the conduct of their business, which act, omission, event or circumstance occurred or existed prior to or at the closing date, without regard to whether a claim with respect to such matter is asserted before or after the closing date, (iv) any liability or obligation relating to the Naperville System not specifically assumed by TCI, (v) any title defect that the Partnership fails to eliminate as an exception from the title insurance commitment required to be provided to TCI at closing, (vi) any claim that the transactions contemplated by the Asset Purchase Agreement violate the Workers Adjustment Retraining and Notification Act or any similar state or local law or any bulk transfer or fraudulent conveyance laws of any jurisdiction, (vii) the presence, generation, removal or transportation of a hazardous substance on or from any of the real property relating to the Naperville System, including the costs of removal or cleanup of such hazardous substance and other compliance with the provisions of any environmental laws (whether before or after closing) or (viii) any rate refund ordered to be made by the Naperville System by any governmental authority for periods prior to the closing date. In addition, the Partnership has agreed to indemnify TCI from and against all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing matters.

  The Partnership's primary exposure, if any, will arise from the representations and warranties made about the Naperville System in the Asset Purchase Agreement. The Partnership will not be liable for any claim for a breach of a representation or warranty unless and until the aggregate amount of all claims is at least $250,000. TCI will have the right to make claims against the indemnity escrow account and TCI must notify the Partnership of such claims. If the Partnership objects to the payment of any claims by the escrow agent, and if TCI and the Partnership are unable to agree on how the escrowed funds should be distributed, the escrow agent will be authorized to submit the dispute to arbitration.

  Any amounts remaining from this indemnity escrow account at the end of the escrow period and not subject to a claim by TCI will be returned to the Partnership and distributed to the partners of the Partnership. If the entire $696,000 escrow amount ultimately is distributed to Partnership's partners, of which there can be no assurance, the $696,000 would be allocated 75 percent to the limited partners ($522,000) and 25 percent to the General Partner ($174,000). The $522,000 distribution to the limited partners would represent approximately $3 for each $500 limited partnership interest, or $6 for each $1,000 invested in the Partnership, from this portion of the sale proceeds. The Partnership will continue in existence at least until any amounts remaining from the indemnity escrow account have been distributed. If any disputes with respect to indemnification arise, the Partnership would not be dissolved until such disputes were resolved, which could result in the Partnership continuing in existence beyond 1999.

REASONS FOR THE TIMING OF THE SALE

  The General Partner, through The Jones Group, Ltd., a subsidiary of the General Partner, first marketed the Naperville System for sale in 1996. The Jones Group, Ltd. prepared information books on the Naperville System in June 1996 and delivered them to six unaffiliated cable television system operators that the General Partner and The Jones Group, Ltd. deemed to be the most likely potential buyers of the Naperville System. One of the prospective purchasers was TCI. The Jones Group, Ltd. communicated to each of the recipients of the information books that due diligence visits could be scheduled in August or September 1996 and that bids for the Naperville System would be accepted and were due by October 15, 1996. Of the prospective purchasers, only TCI made a due diligence visit to the Naperville System, which visit occurred in August 1996. The October 15, 1996 deadline passed, however, without a bid from any of the parties, including TCI.

  During 1996, Ameritech, the regional telephone service provider in Illinois and neighboring states, began construction of cable television systems in certain suburban Chicago communities including Naperville. The competition from Ameritech was a major factor in the lack of interest in the Naperville System by other cable television system operators. During the remainder of 1996 and throughout 1997, The Jones Group, Ltd. continued to attempt to stimulate potential buyers' interest in the Naperville System. During most of this period, however, the cable television industry was facing developing competition from direct broadcast satellite providers, and Wall Street investors generally were bearish on the industry. The growing competition from Ameritech made the market for cable television properties in the Chicago metropolitan area very soft. Throughout this period, Ameritech continued to acquire cable franchises in suburban Chicago communities and it began constructing 750 MHz cable systems in certain of those communities.

  In November 1997, The Jones Group, Ltd. began a second serious dialogue with TCI about the Naperville System. Through the end of 1997 and the first quarter of 1998, The Jones Group, Ltd. provided TCI with additional information about the Naperville System, including information specifically requested by TCI to enable it to evaluate the Naperville System. By that time, TCI had agreed in principle to acquire the other major cable television systems in the Chicago area that it did not already own, making the Chicago area a more attractive potential acquisition market for TCI and diminishing the onus of the Ameritech competition in Naperville. In February 1998, The Jones Group, Ltd. provided information about the Naperville System to three other potential purchasers of the Naperville System. While these three companies indicated an interest in an investment in the suburban Chicago cable system market, they expressed serious reservations about acquiring the Naperville System due to the Ameritech competition. One of these three potential purchasers made a verbal offer to the General Partner to purchase all of the Chicago-area systems operated by the General Partner for $400,000,000. Because this bidder did not make an offer for such Chicago-area systems individually, the General Partner does not know what this potential purchaser would have offered for the Naperville System itself. Because this offer was significantly lower than the cumulative offer being negotiated with TCI for all of the Chicago-area systems operated by the General Partner, The Jones Group, Ltd. did not pursue it.

  TCI made its initial formal bid for all of the Chicago-area systems managed by the General Partner on March 3, 1998. TCI offered to purchase the Naperville System for $23,000,000 conditioned upon the Naperville System having 19,000 basic equivalent subscribers at closing. This offer equated to a sales price of $1,211 per subscriber and represented 8.6 times 1997 cash flow and 9.9 times 1998 budgeted cash flow. The Jones Group, Ltd. presented this offer to the General Partner on March 11, 1998. While the General Partner concluded that this offer was not unreasonable, it instructed The Jones Group, Ltd. to attempt to negotiate a better price for the Naperville System. After a series of further negotiations, TCI stood firm in its offer for the Naperville System. The General Partner ultimately concluded that TCI's offer was sufficient and fair, particularly in light of the competitive situation in Naperville with Ameritech. The General Partner accepted TCI's offer on the Partnership's behalf on April 10, 1998.

  The Partnership has a finite legal existence of 17 years, over 11 of which have passed. It was not intended or expected, however, that the Partnership would hold its cable systems for as long as 17 years. Although it was not possible at the outset of the Partnership to determine precisely how quickly the investment objectives with respect to any particular system would be achieved, investors were informed that past experience with prior partnerships had shown that five to seven years was the average length of time from the acquisition of a cable system to its sale. Investors in the Partnership also were able to examine the track record of prior partnerships because such track record was set forth in the prospectus delivered in connection with the Partnership's initial public offering. At the time of the formation of the Partnership, the track record showed that prior partnerships had rarely held their cable systems for any longer than six years.

  When investing in the Partnership, by virtue of the provisions of the Partnership Agreement, the limited partners vested in the General Partner the right and the responsibility to determine when the Partnership's investment objectives had been achieved. The Naperville System was acquired because, in the opinion of the General Partner at the time of its acquisition, it had the potential for capital appreciation within a reasonable period of time. Due to the developing competition from Ameritech, the rate re-regulation of the cable television industry during the early 1990s and the general decline in the values of cable television systems since the Naperville System was acquired in September 1987, the Naperville System has not appreciated in value during the holding period. The General Partner determined nevertheless that now rather than later was the appropriate time for the Partnership to sell. The General Partner used no specific benchmarks or measurement tools in determining that now was the time for the Partnership to sell. The General Partner conducted a subjective evaluation of a variety of factors including the length of the holding period and the prospects for future growth as compared to the potential risks of a further decline in the size and/or value of the Naperville System.

  The General Partner generally considered the benefits to the limited partners that might be derived by holding the Naperville System for an additional period of time. On the one hand, the General Partner assumed that the Naperville System might appreciate in value and that as a result the Naperville System might be able to be sold for a greater sales price in the future. The General Partner weighed these assumptions against the potential risks to investors from a longer holding period, i.e., the risk that regulatory, technology and/or competitive developments could cause the Naperville System to decline in value, which would result in a lesser sales price in the future, and the risk that, if the offer from TCI were not accepted, no other potential buyer of the Naperville System could be found or no other offer would be at such a fair price. A longer holding period would expose investors to the risk that competition from direct broadcast satellite companies, telephone companies, especially Ameritech, and/or neighboring cable companies could diminish the number of subscribers to the Naperville System's basic and premium services, thereby decreasing the value of the Naperville System. A longer holding period also would expose investors to the risk that changes in the regulations promulgated by the governmental agencies that oversee cable operations could make cable systems a less desirable investment, thereby decreasing the value of the Naperville System. Weighing all of these factors, the General Partner concluded that now rather than later was the time to sell the Naperville System.

RECOMMENDATION OF THE GENERAL PARTNER AND FAIRNESS OF THE PROPOSED SALE OF
ASSETS

  The General Partner believes that the proposed sale of the Naperville System and the distribution of the net proceeds therefrom are fair to all partners of the Partnership, and it recommends that the limited partners approve the transaction. In determining the fairness of the proposed transaction, the General Partner considered each of the following factors, all of which had a positive effect on its fairness determination:

    (i) The limited partnership interests are at present illiquid and the cash to be distributed to limited partners as a result of the proposed sale of the Naperville System will provide limited partners with liquidity:

    (ii) The sales price represents the fair market value of the Naperville System because the sales price was determined in an arm's-length negotiation between the General Partner, representing the Partnership, and TCI;

    (iii) The Partnership has held the Naperville System for 11 years, a holding period beyond that originally anticipated;

    (iv) The conditions and prospects of the cable television industry in which the Partnership is engaged, including the overbuild of the Naperville System by Ameritech and the developing threat of competition from DBS services, and the working capital and other financial needs of the Partnership if it were to continue to operate and upgrade the Naperville System, portions of which may need to be upgraded to compete with Ameritech's state of the art cable system and portions of which may need to be rebuilt as a condition to the renewal of the Naperville System's cable franchise; and

    (v) The terms and conditions of the Asset Purchase Agreement by and between the Partnership and TCI, including the fact that the sales price will be paid in cash and the fact that TCI's obligation to close is not contingent upon its ability to obtain financing.

  The General Partner negotiated the terms of the Asset Purchase Agreement and the sales price and, based on its general knowledge of cable television system transactions undertaken by cable television companies, the General Partner has concluded that the sales price and other transaction terms were fair and were within industry norms for comparable transactions.

CERTAIN EFFECTS OF THE SALE

  Upon the consummation of the proposed sale of the Naperville System, the proceeds of the sale will be used to pay a brokerage fee totaling $575,000 (representing 2.5 percent of the sales price) to The Jones Group, Ltd., a subsidiary of the General Partner, for acting as a broker in this transaction, settle working capital adjustments and deposit $696,000 into an indemnity escrow account, and then the Partnership will distribute the approximate $21,000,000 of net sale proceeds to its partners of record as of the closing date of the sale of the Naperville System. Because at the time of the Naperville System's sale in the first quarter of 1999 the distributions made to the limited partners from the prior sales of other cable television systems owned by the Partnership will have returned to the limited partners more than 125 percent of the amounts originally contributed to the Partnership by the limited partners, the net proceeds from the sale of the Naperville System will be allocated 75 percent to the limited partners ($15,750,000) and 25 percent to the General Partner ($5,520,000). As a result of the sale of the Naperville System, the limited partners of the Partnership will receive a $15,750,000 distribution. The limited partners will be subject to federal income tax on the income resulting from the sale of the Naperville System. See the detailed information below under the caption "Federal Income Tax Consequences."

  It is anticipated that, at the time of its sale, the Naperville System will be the Partnership's only asset. After the sale of the Naperville System and the distribution of the net proceeds therefrom and after the termination of the indemnity escrow period on November 15, 1999, the Partnership will be liquidated and dissolved, most likely in 1999. Neither Colorado law nor the Partnership Agreement afford dissenters' or appraisal rights to limited partners in connection with the proposed sale of the Naperville System. If the proposed transaction is approved by the holders of a majority of limited partnership interests, all limited partners will receive a distribution in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal. It is anticipated that if the proposed transaction is not consummated, the General Partner's current management team will continue to manage the Naperville System on behalf of the Partnership until such time as the Naperville System can be sold.

  All distributions to limited partners of the Partnership from the proceeds of the sale of the Naperville System will be made to the Partnership's limited partners of record as of the closing date of the sale of the Naperville System. This includes the distribution of the Partnership's portion of the net sale proceeds to be made shortly following the closing of the sale and the distribution of the amounts remaining, if any, from the indemnity escrow account to be made late in 1999. Because transferees of limited partnership interests following the closing date of the sale of the Naperville System would not be entitled to any distributions from the Partnership, a transfer of limited partnership interests following the closing date of the sale of the Naperville System would have no economic value. The General Partner therefore has determined that, pursuant to the authority granted to it by Section 3.5 of the Partnership Agreement, it will not approve any transfers of limited partnership interests following the closing of the sale of the Naperville System. Sales of limited partnership interests pursuant to limited tender offers, in the secondary market or otherwise will not be possible following the closing of the sale of the Naperville System.

                        FEDERAL INCOME TAX CONSEQUENCES

  The purpose of the following discussion of the income tax consequences of the proposed transaction is to inform the limited partners of the Partnership of the federal income tax consequences to the Partnership and to its partners arising from the sale of the Naperville System, which is expected to close in the first quarter of 1999. The tax information included herein was prepared by the tax department of the General Partner. The tax information is taken from tax data compiled by the General Partner in its role as the Partnership's tax administrator and is not based upon the advice or formal opinion of counsel. The tax discussion that follows is merely intended to inform the limited partners of factual information and should not be considered tax advice.

PROJECTED 1999 TAX RESULTS

  The proposed sale of the Naperville System is anticipated to generate taxable income allocated to the limited partners of approximately $17,581,748 ($220 per $1,000 invested). The General Partner estimates that all of this gain will be treated as ordinary income. The ordinary income characterization results from the recapture of depreciation expense under Internal Revenue Code ("IRC") Section 1245. The General Partner estimates that no income from the sale will be characterized as long term capital gain.

  The General Partner does not anticipate that the 1999 allocable income can be offset by Partnership generated passive loss carryforwards. Historically, the limited partners have been allocated ordinary losses of approximately $166,152,835 ($2,077 per $1,000 invested). These losses were currently deductible in prior years a result of allowances under the passive loss rules or against partnership allocable income in 1997 and 1998. Accordingly, no losses are available to offset allocable income in 1999.

  Assuming the 31 percent rate applies to ordinary income, the limited partner will be subject to federal income taxes of $68 per $1,000 invested in the Partnership as a result of the sale of the Naperville System. The taxable income will be recognized in the year of the closing of the sale, which is expected to be 1999.

FEDERAL TAX WITHHOLDING ON FOREIGN LIMITED PARTNERS

  Limited partners who are non-resident aliens or foreign corporations ("foreign persons") are subject to a withholding tax on their share of the Partnership's income from the sale of the Naperville System without consideration of loss carryforwards. The withholding rates are 39.6 percent for individual partners and 35 percent for corporate partners. The tax withheld will be remitted to the Internal Revenue Service and the foreign person will receive a credit on their U.S. tax return for the amount of the tax withheld by the Partnership. The tax withheld will be treated as a distribution to the limited partner.

SECONDARY MARKET PURCHASERS

  Limited partners that have recently acquired their partnership interests in the limited partnership secondary market or through tender offers will have allocable income from the sale of the Naperville System in the amounts reported above. Because the Partnership does not have an IRC Section 754 election in effect, the purchase of a limited partnership interest in the Partnership places the new investor in the same position as the limited partner from whom the interest was purchased. The new investor will not have the old investor's passive loss carryforwards or tax basis in the Partnership.

  Newer investors in the Partnership will not have the above-calculated passive loss carryforwards and will likely have a greater reportable net taxable income from the sale of the Naperville System than investors who have held their partnership interests for a longer period of time. Newer investors in the Partnership also will not have their net tax basis in their partnership interests reflected on their annual Schedule K-1. Such limited partners must track their tax basis by adjusting their original cost by allocable income or loss and partnership distributions. Their adjusted tax basis will be deductible as a long term capital loss under IRC Section 731 in a manner similar to the Partnership syndication costs discussed below.

FEDERAL REPORTING BY TAX EXEMPT ENTITIES

  The sale of the Naperville System will generate Unrelated Business Taxable Income (UBTI) to tax exempt entities, which will require the filing of Form 990-T. Although many trust administrators complete the required tax returns, responsibility for completion of the Form 990-T ultimately rests with the beneficiaries of trusts, IRAs and other tax exempt entities. Because this is an area in which there is a variance of policy among trust administrators, each limited partner who is a beneficiary is advised to confirm with his or her trust administrator how this filing requirement will be fulfilled.

  The General Partner has learned that some trust administrators will file a Form 990-T without consideration of prior year loss carryforwards. If your plan administrator employs this methodology, your tax exempt plan will be subject to significant tax liabilities that would not be incurred if prior year losses were reported. Each limited partner who is a beneficiary of a tax exempt entity is advised to inquire about the reporting methodology employed by his or her trust administrator if the trust administrator is filing the Form 990-T for 1999.

PROJECTED TAX CONSEQUENCES

  As previously discussed, a portion of the proceeds from the sale of the Naperville System will remain in an indemnity escrow account from the closing date until November 15, 1999. At that time, the balance of the escrow account will be distributed to the partners in liquidation of the Partnership. The final capital account balance reported on the 1999 Schedule K-1 of each limited partner is anticipated to reflect a positive ending capital account balance that is projected to equal $138 per $1,000 invested. This amount represents partnership syndication costs that may be deducted on the limited partners' tax return as a long-term capital loss under IRC Section 731. The deduction of long-term capital losses may be limited depending on each partners' specific income tax situation.

            CERTAIN INFORMATION ABOUT THE PARTNERSHIP, THE GENERAL
              PARTNER AND THE PURCHASER OF THE NAPERVILLE SYSTEM

  The principal executive offices of the Partnership and the General Partner are located at 9697 East Mineral Avenue, Englewood, Colorado 80112, and their telephone number is (303) 792-3111. The principal executive offices of TCI are located at 5619 DTC Parkway, Englewood, Colorado 80111.

  The limited partnership interests of the Partnership are registered pursuant to Section 12(g) of the Exchange Act. As such, the Partnership currently is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, is obligated to file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to its business, financial condition and other matters. Reports and other information filed by the Partnership can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a World Wide Web site on the Internet that contains reports, proxy statements and other information of registrants (including the Partnership and the General Partner) that file electronically with the SEC at http://www.sec.gov. After the net proceeds from the sale of the Naperville System, including amounts to be held in an indemnity escrow account until November 15, 1999, finally are distributed to the Partnership's limited partners of record as of the closing date of the sale of the Naperville System, the Partnership will be liquidated and dissolved. The Partnership's registration and reporting requirements under the Exchange Act will be terminated upon the dissolution of the Partnership, most likely before the end of 1999.

            USE OF PROCEEDS FROM THE SALE OF THE NAPERVILLE SYSTEM

  The following is a brief summary of the Partnership's estimated use of the proceeds from the sale of the Naperville System. All of the following selected financial information is based upon amounts as of June 30, 1998 and certain estimates of liabilities at closing. Final results may differ from these estimates. A more detailed discussion of the financial consequences of the sale of the Naperville System is set forth below under the caption "Unaudited Pro Forma Financial Information." All limited partners are encouraged to review carefully the unaudited pro forma financial statements and notes thereto.

  If the holders of a majority of limited partnership interests of the Partnership approve the proposed sale of the Naperville System and the transaction is closed, the Partnership will pay certain fees and expenses of the transaction, settle working capital adjustments, deposit funds into an indemnity escrow account and then the remaining sale proceeds will be distributed to the Partnership's partners of record as of the closing date of the sale of the Naperville System pursuant to the terms of the Partnership Agreement. The estimated uses of the sale proceeds are as follows:

   Contract Sales Price of the Naperville System................... $23,000,000
   Less:Estimated Net Closing Adjustments..........................    (674,089)
      Outstanding Debt to Third Parties............................     (54,911)
      Brokerage Fee................................................    (575,000)
      Portion of Proceeds to be Held in Indemnity Escrow...........    (696,000)
                                                                    -----------
        Cash Available for Distribution by the Partnership......... $21,000,000
                                                                    ===========
        Limited Partners' Share (75%).............................. $15,750,000
                                                                    ===========
        General Partner's Share (25%).............................. $ 5,250,000
                                                                    ===========

  Based upon financial information available at June 30, 1998, below is an estimate of all cash distributions (excluding escrowed proceeds) that will have been made to limited partners after the distribution of the proceeds from the sale of the Naperville System is completed:

  Summary of Estimated Cash Distributions to Limited Partners:

   Partial Return of 125 percent of the Limited Partners' Initial
    Capital on the 1997 Sale of the Partnership's Turnersville,
    New Jersey System.............................................  $ 25,000,000
   Partial Return of 125 percent of the Limited Partners' Initial
    Capital on the 1997 Sale of the Partnership's Central Illinois
    System .......................................................     9,547,500
   Partial Return of 125 percent of the Limited Partners' Initial
    Capital on the 1998 Sale of the Venture's Broward System .....    25,484,569
   Partial Return of 125 percent of the Limited Partners' Initial
    Capital on the 1999 Sale of the Partnership's Calvert County
    System .......................................................    19,300,000
   Return of 125 percent of the Limited Partners' Initial Capital
    on the 1999 Sale of the Partnership's Buffalo System..........    20,667,931
   Limited Partners' Share of Residual Proceeds on the 1999 Sale
    of the Partnership's Buffalo System...........................       699,052
   Limited Partners' Share of Proceeds on the 1999 Sale of the Na-
    perville System...............................................    15,750,000
                                                                    ------------
   Total Estimated Cash Received by Limited Partners..............  $116,449,052
                                                                    ============
   Total Cash Received per $1,000 of Limited Partnership Capital..  $      1,456
                                                                    ============
   Total Cash Received per $500 Limited Partnership Interest......  $        728
                                                                    ============

  Based on financial information available at June 30, 1998, the following table presents the estimated results of the Partnership when it has completed the sale of the Naperville System:

   Dollar Amount Raised.......................................... $80,000,000
   Number of Cable Television Systems Purchased..................         Six
   Date of Closing of Offering................................... August 1987

   Tax and Distribution Data per $1,000 of Limited Partnership
    Capital:
     Federal Income Tax Results
       Ordinary Income (Loss)
       --from operations......................................... $    (2,077)
       --from recapture.......................................... $     2,671
       Capital Gain (Loss)....................................... $      (138)
     Cash Distributions to Investors
       Source (on GAAP basis)
       --investment income....................................... $       456
       --return of capital....................................... $     1,000
       Source (on cash basis)
       --sales................................................... $     1,456

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                          OF CABLE TV FUND 14-A, LTD.

  The following unaudited pro forma balance sheet assumes that as of June 30, 1998, the Partnership had sold the Calvert County System for $39,388,667, the Buffalo System for $27,000,000 and the Naperville System for $23,000,000. The funds available to the Partnership from the Naperville System's sale, adjusting for the estimated net closing adjustments of the Naperville System, are expected to total approximately $22,325,911. Such funds will be used to pay certain fees and expenses of the transaction, settle working capital adjustments and deposit funds into an indemnity escrow account, and then the balance remaining will be distributed to the Partnership's partners of record as of the closing date of the sale of the Naperville System. As a result of the sale of the Calvert County System, the limited partners of the Partnership will receive $121 for each $500 limited partnership interest or $242 for each $1,000 invested in the Partnership. As a result of the sale of the Buffalo System, the limited partners of the Partnership will receive $134 for each $500 limited partnership interest or $268 for each $1,000 invested in the Partnership. As a result of the sale of the Naperville System, the limited partners of the Partnership will receive $98 for each $500 limited partnership interest or $196 for each $1,000 invested in the Partnership. Taking into account the distributions to the limited partners of the Partnership that have been or will be made from all of the prior and pending cable television system sales by the Venture and the Partnership and the anticipated distribution to limited partners from the sale of the Naperville System (excluding escrowed proceeds), the General Partner expects that the Partnership's limited partners will have received a total return of $728 for each $500 limited partnership interest or $1,456 for each $1,000 invested in the Partnership, at the time the Partnership is liquidated and dissolved.

  The unaudited pro forma balance sheet should be read in conjunction with the appropriate notes to the unaudited pro forma balance sheet.

  ALL OF THE FOLLOWING UNAUDITED PRO FORMA FINANCIAL INFORMATION IS BASED UPON AMOUNTS AS OF JUNE 30, 1998 AND CERTAIN ESTIMATES OF LIABILITIES AT CLOSING. FINAL RESULTS MAY DIFFER FROM SUCH INFORMATION.

                            CABLE TV FUND 14-A, LTD.

                       UNAUDITED PRO FORMA BALANCE SHEET
                                 JUNE 30, 1998

                                                       PRO FORMA     PRO FORMA
                                          AS REPORTED ADJUSTMENTS     BALANCE
                                          ----------- ------------  -----------
ASSETS
Cash and Cash Equivalents................ $   158,328 $ 21,537,672  $21,696,000
Trade Receivables, net...................     851,142     (851,142)         --
Investment in Cable Television Proper-
 ties:
  Property, plant and equipment, net.....  35,460,192  (35,460,192)         --
  Franchise costs and other intangibles,
   net...................................   2,001,124   (2,001,124)         --
  Investment in cable television joint
   venture...............................     356,055     (356,055)         --
                                          ----------- ------------  -----------
    Total investment in cable television
     properties..........................  37,817,371  (37,817,371)         --
Deposits, Prepaid Expenses and Deferred
 Charges.................................   1,628,453   (1,628,453)         --
                                          ----------- ------------  -----------
Total Assets............................. $40,455,294 $(18,759,294) $21,696,000
                                          =========== ============  ===========
LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
  Debt................................... $23,455,629 $(23,455,629) $       --
  General Partner advances...............     235,908     (235,908)         --
  Trade accounts payable and accrued lia-
   bilities..............................   2,206,623   (2,206,623)         --
  Subscriber prepayments.................     168,575     (168,575)         --
  Accrued distribution to limited part-
   ners..................................         --    15,750,000   15,750,000
  Accrued distribution to General Part-
   ner...................................         --     5,250,000    5,250,000
                                          ----------- ------------  -----------
    Total Liabilities....................  26,066,735   (5,066,735)  21,000,000
                                          ----------- ------------  -----------
Partners' Capital:
  General Partner........................         --       174,000      174,000
  Limited Partners.......................  14,388,559  (13,866,559)     522,000
                                          ----------- ------------  -----------
    Total Partners' Capital..............  14,388,559  (13,692,559)     696,000
                                          ----------- ------------  -----------
  Total Liabilities and Partners' Capi-
   tal................................... $40,455,294 $(18,759,294) $21,696,000
                                          =========== ============  ===========


   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited balance sheet.

                            CABLE TV FUND 14-A, LTD.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                      PRO FORMA     PRO FORMA
                                        AS REPORTED  ADJUSTMENTS     BALANCE
                                        -----------  ------------  -----------
REVENUES............................... $26,642,247  $(26,642,247) $       --
COSTS AND EXPENSES:
  Operating expenses...................  16,385,590   (16,385,590)         --
  Management fees and allocated over-
   head from
   the General Partner.................   2,858,405    (2,858,405)         --
  Depreciation and amortization........  10,111,635   (10,111,635)         --
                                        -----------  ------------  -----------
OPERATING INCOME.......................  (2,713,383)    2,713,383          --
                                        -----------  ------------  -----------
OTHER INCOME (EXPENSE):
  Interest expense.....................  (1,923,226)    1,923,226          --
  Gain on sale of cable television sys-
   tems................................  69,973,972   (69,973,972)         --
  Other, net...........................  (1,976,233)    1,976,233          --
                                        -----------  ------------  -----------
    Total other income (expense), net..  66,074,513   (66,074,513)         --
                                        -----------  ------------  -----------
INCOME BEFORE EQUITY IN NET LOSS OF
 CABLE TELEVISION JOINT VENTURE........  63,361,130   (63,361,130)         --
EQUITY IN NET LOSS OF CABLE TELEVISION
 JOINT VENTURE.........................    (626,089)      626,089          --
                                        -----------  ------------  -----------
NET INCOME............................. $62,735,041  $(62,735,041) $       --
                                        ===========  ============  ===========
NET INCOME PER LIMITED PARTNERSHIP IN-
 TEREST................................ $    387.70                $       --
                                        ===========                ===========



   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited statement.

                            CABLE TV FUND 14-A, LTD.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                                      PRO FORMA     PRO FORMA
                                        AS REPORTED  ADJUSTMENTS     BALANCE
                                        -----------  ------------  -----------
REVENUES............................... $11,511,006  $(11,511,006) $       --
COSTS AND EXPENSES:
  Operating expenses...................   7,297,732    (7,297,732)         --
  Management fees and allocated
   overhead from
   the General Partner.................   1,260,384    (1,260,384)         --
  Depreciation and amortization........   4,117,966    (4,117,966)         --
                                        -----------  ------------  -----------
OPERATING INCOME.......................  (1,165,076)    1,165,076          --
                                        -----------  ------------  -----------
OTHER INCOME (EXPENSE):
  Interest expense.....................    (830,186)      830,186          --
  Other, net...........................     169,982      (169,982)         --
                                        -----------  ------------  -----------
    Total other income (expense), net..    (660,204)      660,204          --
                                        -----------  ------------  -----------
LOSS BEFORE EQUITY IN NET INCOME OF
 CABLE TELEVISION JOINT VENTURE........  (1,825,280)    1,825,280          --
EQUITY IN NET INCOME OF CABLE TELEVI-
 SION JOINT VENTURE....................  22,502,893   (22,502,893)         --
                                        -----------  ------------  -----------
NET INCOME............................. $20,677,613  $(20,677,613) $       --
                                        ===========  ============  ===========
NET INCOME PER LIMITED PARTNERSHIP
 INTEREST.............................. $    128.79                $       --
                                        ===========                ===========




   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited statement.

                           CABLE TV FUND 14-A, LTD.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

  1) The following calculations present the sale of the Naperville System and the resulting estimated proceeds expected to be received by the Partnership.

  2) The unaudited pro forma balance sheet of the Partnership assumes that the Partnership had sold the Calvert County System, the Buffalo System and the Naperville System as of June 30, 1998. The unaudited pro forma statements of operations of the Partnership assume that the Venture had sold the Broward System and the Partnership had sold its Central Illinois system, its Turnersville, New Jersey system, the Calvert County System, the Buffalo System and the Naperville System as of January 1, 1997.

  3) The net proceeds from the sale of the Naperville System will be distributed 75 percent to the limited partners and 25 percent to the General Partner. The limited partners' distribution of $15,750,000 represents $98 for each $500 limited partnership interest or $196 for each $1,000 invested in the Partnership.

  4) The estimated gain recognized from the sale of the Naperville System and corresponding estimated distribution to limited partners as of June 30, 1998 has been computed as follows:

GAIN ON SALE OF ASSETS:

Contract sales price.............................................  $ 23,000,000
Less: Net book value of investment in cable television properties
      at June 30, 1998...........................................   (15,475,892)
Brokerage fee to The Jones Group, Ltd. ..........................      (575,000)
                                                                   ------------
Gain on sale of assets...........................................  $  6,949,108
                                                                   ============
DISTRIBUTION TO PARTNERS:
Contract sales price.............................................  $ 23,000,000
Working Capital Adjustment:
Add:  Trade receivables, net.....................................       373,642
      Prepaid expenses...........................................       504,412
Less: Accrued liabilities........................................    (1,508,218)
      Subscriber prepayments.....................................       (43,925)
                                                                   ------------
Adjusted cash received...........................................    22,325,911
Less: Outstanding debt to third parties..........................       (54,911)
      Brokerage fee..............................................      (575,000)
                                                                   ------------
      Cash available from sale proceeds..........................    21,696,000
                                                                   ------------
      Portion of sale proceeds to be held in indemnity escrow....      (696,000)
                                                                   ------------
Cash available for distribution by the Partnership...............  $ 21,000,000
                                                                   ============
Limited partners' share (75%)....................................  $ 15,750,000
                                                                   ============
General Partner's share (25%)....................................  $  5,250,000
                                                                   ============

                             AVAILABLE INFORMATION

  The Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Partnership's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998 are being mailed to the limited partners of the Partnership together with this Proxy Statement.

                          INCORPORATION BY REFERENCE

  The Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Partnership's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998 are incorporated by reference in their entirety in this Proxy Statement.

                         [JONES INTERCABLE, INC. LOGO]

                            9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

                                     PROXY
  THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE GENERAL PARTNER The undersigned Limited Partner of Cable TV Fund 14-A, Ltd., a Colorado
limited partnership, hereby votes on the sale of the Partnership's Naperville, Illinois cable television system to TCI Communications, Inc. or one of its affiliates for a sales price of $23,000,000 in cash, subject to normal closing adjustments, pursuant to the terms and conditions of that certain Asset Purchase Agreement dated as of August 7, 1998, as follows:

               [_] CONSENTS  [_] WITHHOLDS CONSENT  [_] ABSTAINS
 (You must sign on the reverse side of this proxy card for your vote to count.)

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE TRANSACTION.
                                               All owners must sign exactly as
                                             name(s) appear on label.
                                               When limited partnership inter-
                                             ests are held by more than one
                                             person, all owners must sign.
                                             When signing as attorney, as ex-
                                             ecutor, administrator, trustee or
                                             guardian, please give full title
                                             as such. If a corporation, please
                                             sign in full corporation name by
                                             authorized officer. If a partner-
                                             ship, please sign in partnership
                                             name by authorized person.

                                             DATED: _____________________, 1998

                                             __________________________________
                                             Signature--Investor 1

                                             __________________________________
                                             Signature--Investor 2

                                             __________________________________
                                             Signature--Investor 3

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                         [JONES INTERCABLE, INC. LOGO]

                            9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

                                     PROXY
  THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE GENERAL PARTNER

  The undersigned Limited Partner of Cable TV Fund 14-A, Ltd., a Colorado limited partnership, hereby votes on the sale of the Partnership's Naperville, Illinois cable television system to TCI Communications, Inc. or one of its affiliates for a sales price of $23,000,000 in cash, subject to normal closing adjustments, pursuant to the terms and conditions of that certain Asset Purchase Agreement dated as of August 7, 1998, as follows:

               [_] CONSENTS  [_] WITHHOLDS CONSENT  [_] ABSTAINS
 (You must sign on the reverse side of this proxy card for your vote to count.)

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE TRANSACTION.
                                                PLEASE SIGN EXACTLY AS NAME
                                                          APPEARS.

                                             DATED: _____________________, 1998

                                             __________________________________
                                             Beneficial Owner Signature
                                             (Investor)
                                             __________________________________
                                             Authorized Trustee/Custodian
                                             Signature

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.